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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF AMERICAN PHYSICIANS CAPITAL, INC.

         On the effective date of the conversion, the following companies will be subsidiaries of APCapital:

Name                                                          Jurisdiction of Incorporation/Organization
----                                                          ------------------------------------------
American Physicians Assurance Corporation                     Michigan

Insurance Corporation of America                              Texas

APSpecialty Insurance Company                                 Illinois

MICOA Direct, LLC                                             Michigan

MICOA Consulting, LLC                                         Michigan

MICOA Indemnity (Bermuda) Ltd.                                Bermuda

MICOA Management Ltd.                                         Bermuda

Alpha Advisors, Inc.                                          Illinois